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                                                                     EXHIBIT 5.1



                             [DORSEY & WHITNEY LLP]


                                JOHN B. WADE, III
                                 (212) 415-9311


                                 April 25, 2000


The Board of Directors
Radyne ComStream Inc.
3138 East Elwood Street
Phoenix, Arizona  85034


Ladies and Gentlemen:

         We are acting as special New York counsel to Radyne ComStream, Inc., a New York corporation (the "Company"), in connection with the validity of the shares of the Company's common stock, $0.002 par value per share (the "Common Stock") which are the subject of the Post-Effective Amendment No. 1 to Registration Statement on Form S-2 (Securities and Exchange Commission File No. 333-90731), as amended, on Form S-3 (the "Registration Statement"), filed by the Company under the Securities Act of 1933, as amended, and the rules and regulations thereunder. The Registration Statement relates to the registration of (i) 2,760,000 shares of Common Stock issuable upon exercise of the Company's outstanding redeemable Common Stock Purchase Warrants (the "Warrants") and (ii) 240,000 shares of Common Stock issuable upon exercise of a certain option issued to HD Brous & Co., as the representative of several underwriters (the "Representative's Purchase Option").

         As such counsel, we have reviewed the corporate proceedings of the Company in connection with the Registration Statement and have also examined and relied upon originals or copies, certified or otherwise authenticated to our satisfaction of all such corporate records, documents, agreements, instruments relating to the Company and certificates of public officials and of representatives of the Company, and have also made such investigations of law and have discussed with representatives of the Company and such other persons such questions of fact, as we have deemed proper and necessary as a basis for rendering this opinion.

         Based upon, and subject to, the foregoing, we are of the opinion that:

         (i) the shares of Common Stock issuable upon exercise of the Warrants and the shares of Common Stock issuable upon exercise of the Representative's Purchase Option have been duly authorized;
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         (ii) the shares of Common Stock issuable upon exercise of the Warrants pursuant to the terms thereof will be duly and validly issued, fully paid and non-assessable; and

         (iii) the shares of Common Stock issuable upon exercise of the Representative's Purchase Option pursuant to the terms thereof will be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                                        Very truly yours,

                                                        /s/ Dorsey & Whitney LLP